Exhibit 10.39

ADT INC.
AMENDED AND RESTATED MANAGEMENT INVESTOR RIGHTS AGREEMENT

Dated as of January 23, 2018

i

This MANAGEMENT INVESTOR RIGHTS AGREEMENT is made as of January 23, 2018 (this “Agreement”) among ADT Inc. (f/k/a Prime Security Services Parent, Inc.), a Delaware corporation (the “Company”), PRIME SECURITY SERVICES TOPCO PARENT, L.P., a Delaware limited partnership (“TopCo Parent”) and the HOLDERS that are parties hereto.
WHEREAS, the Company and TopCo Parent entered into the original Management Investor Rights Agreement of the Company on November 7, 2016 (such agreement, the “Original Agreement”);
WHEREAS, on September 27, 2017, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, pursuant to which Certificate of Amendment the Company changed its name to “ADT Inc.”;
WHEREAS, the Company and TopCo Parent deem it advisable and in the best interests of the Company and the Holders to amend and restate the Original Agreement in its entirety as set forth herein;
WHEREAS, TopCo Parent and each Holder deem it to be in the best interest of the Company, TopCo Parent and the Holders that provision be made for the continuity and stability of the business and policies of the Company, and, to that end, the Company, TopCo Parent and the Holders hereby set forth herein their agreement with respect to the Common Stock owned by them.
NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:
Section 1. Definitions.
As used in this Agreement:
“Adoption Agreement” has the meaning ascribed to such term in Section 6.1.
“Affiliate” of any Person that is not a Holder means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. Notwithstanding the foregoing, except with respect to Sections 3.2, 4.1(a), 5.1(d), 5.1(e), 6.1, 6.2(b), 12, 13.4, 15.19, 15.20, 15.22, the proviso to 5.1, the definitions of “Control Disposition”, “Subject Party”, and the phrase “any other Person that is affiliated with Apollo”, (a) the Company, its Subsidiaries and their respective joint ventures shall not be considered Affiliates of TopCo Parent, AP VIII Prime Security, the Koch Equityholder or the Apollo Funds, (b) none of the Apollo Funds or TopCo Parent shall be considered an Affiliate of (i) any portfolio company in which any Apollo Fund or any of its investment fund affiliates or TopCo Parent or the Koch Equityholder or their respective affiliates has made a debt or equity investment (and vice versa), (ii) any limited partners, non-managing members of, or other similar direct or indirect investors in any of the Apollo Funds, AP VIII Prime Security, TopCo Parent,

the Koch Equityholder or any of their respective affiliates (and vice versa) or (iii) any portfolio company in which any limited partner, non-managing member of, or other similar direct or indirect investor in the Apollo Funds, AP VIII Prime Security, TopCo Parent, the Koch Equityholder or any of their respective affiliates have made a debt or equity investment (and vice versa), and none of the Persons described in clauses (i) through (iii) of this definition shall be considered an Affiliate of each other and (c) without giving effect to the exception set forth in the beginning of this sentence, no Holder shall be considered an Affiliate of any Person described in clauses (a) and/or (b) of this definition (and vice versa). Notwithstanding anything to the contrary herein, to the extent that AGS would be considered an “Affiliate” of the Apollo Funds, TopCo Parent, the Koch Equityholder or any of their respective Affiliates, AGS shall not be considered such an “Affiliate” of the Apollo Funds, TopCo Parent, the Koch Equityholder or any of their respective Affiliates when AGS acts as a broker-dealer, underwriter, placement agent, initial purchaser, arranger or lender or in any similar role in the ordinary course of its business.
“Affiliate” of a Holder means: (a) the spouse (not including a former spouse or a spouse from whom such Holder is legally separated) and lineal descendants (including children by adoption and step children) of the Subject Party for an individual Holder, and in any such case, any trust formed in connection with the bona fide estate planning activities of the Subject Party for such Holder: (i) the beneficiaries of which may only include the Subject Party for such Holder, and the spouse (not including a former spouse or spouse from whom such Holder is legally separated) and lineal descendants (including children by adoption and step children) of the Subject Party and (ii) with respect to which such Subject Party is the sole trustee or custodian, and (b) any limited liability company or partnership: (i) with respect to which at least eighty percent (80%) of the outstanding equity interests are beneficially solely owned by the Subject Party for such Holder, and/or the spouse (not including a former spouse or a spouse from whom such Holder is legally separated) and lineal descendants (including children by adoption and step children) of the Subject Party, (ii) with respect to which the Subject Party, and/or the spouse (not including a former spouse or a spouse from whom such Holder is legally separated) and lineal descendants (including children by adoption and step children) of the Subject Party, is the sole manager or managing member or general partner, as the case may be, and otherwise has the sole power to direct or cause the direction of management and policies of such limited liability company or partnership, whether through the ownership of voting securities, by contract or otherwise and (iii) which is not formed for the purpose of circumventing the requirements of the transfer restrictions set forth in this Agreement.
“Agreement” has the meaning ascribed to such term in the preamble.
“AGS” means Apollo Global Securities, LLC, a Delaware limited liability company.
“AP VIII Prime Security” means (i) AP VIII Prime Security Services Holdings, L.P., a Delaware limited partnership and/or (ii) any Person organized or formed by any member of the Apollo Funds, AP VIII Prime Security Services Holdings, L.P. or one or more of their respective Affiliates for the purpose of holding securities or debt of TopCo Parent or any of its Subsidiaries.
“Apollo Funds” mean, collectively, the investment funds managed, sponsored or advised by Apollo Management VIII, L.P. or any of its Affiliates, including Apollo Investment Fund VIII, L.P., Apollo Overseas Partners VIII, L.P., Apollo Overseas Partners (Delaware) VIII, L.P. and Apollo Overseas Partners (Delaware 892) VIII, L.P.

“Award” means an award of Options, restricted stock or restricted stock units granted pursuant to the Company’s 2016 Equity Incentive Plan, or any other equity plan approved by the Company in respect of which the recipient is required to be joined to this Agreement as a Holder.
“Award Shares” has the meaning ascribed to such term in Section 9.2.
“Bad Leaver” means a Subject Party who experiences a Termination of Relationship as a result of the Subject Party’s termination of employment or other service relationship by the Company or its Subsidiaries that is either (a) for Cause or (b) due to a material breach of any restrictive covenant applicable to such Subject Party.
“Board” means the Board of Directors of the Company and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive.
“Business Day” shall mean any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.
“Bylaws” means the Amended and Restated Bylaws of the Company (as the same may be amended and/or restated from time to time).
“Cause” means, with respect to the Termination of Relationship of a Subject Party by the Company or any of its Subsidiaries, (a) if such Subject Party is at the time of the Termination of Relationship a party to an employment, consultancy, directorship or similar services agreement with the Company or any of its Subsidiaries that defines such term (or a similar term), the meaning ascribed to such term therein and (b) in all other cases, the Termination of Relationship of a Subject Party by the Company or any of its Affiliates based on (i) such Subject Party’s conviction of, or entry of a plea of no contest to (x) a felony or (y) a misdemeanor involving moral turpitude (or the equivalent of a misdemeanor involving moral turpitude or a felony in a jurisdiction other than the United States), (ii) the Subject Party’s gross negligence or willful misconduct, or a willful failure to attempt in good faith to substantially perform his or her duties (other than due to physical illness or incapacity), (iii) any finding by the Securities and Exchange Commission pertaining to the Subject Party which, in the opinion of independent counsel selected by the Company, could reasonably be expected to impair or impede the Company’s ability to register, list, or otherwise offer its stock to the public, or following any initial public offering, to maintain itself as a publicly traded company, (iv) the Subject Party’s material breach of a material provision of any employment or services agreement or any non-competition, non-disclosure or non-solicitation agreement with the Company or any of its Subsidiaries, (v) the Subject Party’s material violation of any written policies adopted by the Company governing the conduct of persons performing services on behalf of the Company, (vi) the obtaining by the Subject Party of any material improper personal benefit as a result of a breach by the Subject Party of any covenant or agreement (including a breach by the Subject Party of the Company’s code of ethics or a material breach by the Subject Party of other written policies furnished to the Subject Party relating to personal investment transactions) of which the Subject Party was or should have been aware, (vii) the Subject Party’s fraud or misappropriation, embezzlement or material misuse of funds or property belonging to the Company or any of its Affiliates, (viii) the Subject Party’s use of alcohol or drugs that materially interferes with the performance of his or her duties, or (ix) willful or reckless misconduct in respect of the Subject Party’s obligations to the Company or its Affiliates or other acts of misconduct by the Subject

Party occurring during the course of the Subject Party’s employment, which in either case results in or could reasonably be expected to result in material damage to the property, business or reputation of the Company or its Affiliates.
“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, including by virtue of any certificate of designation).
“Common Stock” means: (a) all shares of the voting or non-voting common stock of the Company and (b) all securities of the Company or any other Person which any Person acquires in respect of its Common Stock in connection with any exchange, merger, conversion, reclassification, recapitalization, consolidation, reorganization or other transaction involving the Company or its securities. All references herein to Common Stock owned by a Holder include the community interest or similar marital property interest, if any, of the spouse of such Holder in such Common Stock. The term “common stock” means any stock of any class of the Company which has no preference over any other class of equity securities of the Company in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject by the terms of the Company’s Certificate of Incorporation to redemption by the Company (whether or not shares of such class have voting rights).
“Company” has the meaning ascribed to such term in the preamble.
“Competitor” has the meaning ascribed to such term in Section 4.1(b).
“Control Disposition” means a Disposition (other than a Permitted Disposition) which would have the effect of transferring to a Person or Group that is not an Affiliate of the Apollo Funds (a) a number of shares of Common Stock such that, following the consummation of such Disposition, such Person or Group possesses fifty percent (50%) or more of the outstanding voting stock or equity securities of the Company or the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer or otherwise) or (b) all or substantially all of the assets of the Company and its Subsidiaries (on a consolidated basis).
“Disposition” means any transaction or series of related transactions resulting in a direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, whether by merger, consolidation or otherwise, of Common Stock (or any interest therein or right thereto) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Common Stock (or any interest therein, including any right, option, profit participation, or other interest) whatsoever, or any other transfer of legal, economic or beneficial ownership of Common Stock or any interest therein, whether voluntary or involuntary, including (a) as a part of any liquidation of a Holder’s assets or (b) as a part of any reorganization of a Holder pursuant to the United States or other bankruptcy law or other similar debtor relief laws. The terms “Dispose”, “Disposing” or “Disposal” shall have correlative meanings.
“Divorced Holder” has the meaning ascribed to such term in Section 2(b).
“Divorced Spouse” has the meaning ascribed to such term in Section 2(b).
“Eligible Offerees” means the Company and its assignees.

“Exchange Act” means the Securities Exchange Act of 1934.
“Fair Market Value of the Common Stock” means the fair market value of a share of Common Stock as determined by the Board.
“Good Leaver” means a Subject Party who experiences a Termination of Relationship as a result of (a) the Subject Party’s death or disability or (b) for any reason not provided for in the definition of “Bad Leaver”.
“Group” has the meaning ascribed thereto in Section 13(d)(3) of the Exchange Act.
“Holder” means a holder of Common Stock who is or becomes, party to this Agreement, other than the Company, TopCo Parent and the Koch Equityholder. For the avoidance of doubt, a holder of Common Stock shall be a Holder hereunder solely with respect to those shares of Common Stock acquired by such Holder in respect of which such Holder is required to be joined to this Agreement.
“Koch Equityholder” means, collectively, Koch SV Investments, LLC, a Delaware limited liability company, in its capacity as a holder of Preferred Stock, and any of its transferees, successors and/or assigns, insofar as they become holders of Preferred Stock, in the same capacity.
“Management Shares” means all Common Stock that may be purchased by, transferred to, or are otherwise held by, any Holder (whether pursuant to an Award, upon the exercise of an Option or otherwise), in respect of which the holder is required to be joined to this Agreement as a Holder.
“Material Agreement” has the meaning ascribed to such term in Section 4.1.
“New Equity Securities” has the meaning ascribed to such term in Section 13.2.
“New Holdco” has the meaning ascribed to such term in Section 13.2.
“Notice” has the meaning ascribed to such term in Section 4.1.
“Offer” has the meaning ascribed to such term in Section 2(b), 2.2, 2.3, 2.4, 2.5 or 2.6, as applicable.
“Offeror” has the meaning ascribed to such term in Section 2.5.
“Option” means an option to purchase or acquire Common Stock issued to Subject Parties pursuant to the Prime Security Services Parent, Inc. 2016 Equity Incentive Plan, or any other equity plan implemented by the Company from time to time, that requires the recipient of such option to be joined to this Agreement as a Holder upon the exercise thereof.
“Permitted Disposition” has the meaning described to such term in Section 5.1.
“Person” means any legal person, including any individual, corporation, investment fund, partnership, limited partnership, limited liability company, joint venture, joint stock company, association, trust, unincorporated entity or any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.
“Piggy-Back Notice” has the meaning ascribed to such term in Section 10.1.
“Piggy-Back Registration Right” has the meaning ascribed to such term in Section 10.1.
“Preferred Stock” means (a) all shares of the voting or non-voting preferred stock of the Company and (b) all securities of the Company or any other Person which any Person acquires in respect of its Preferred Stock in connection with any exchange, merger, conversion, reclassification, recapitalization, consolidation, reorganization or other transaction involving the Company or its securities. The term “preferred stock” means any stock of any class or series of the Company which has a preference over any other class or series of equity securities of the Company in respect of dividends or of amounts payable in the event of any voluntary or involuntary equity distributions, dissolution or winding up of the Company and which is subject by the terms of the Certificate of Incorporation to redemption by the Company.
“Public Sale” means any sale, occurring simultaneously with or after an initial public offering, of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public in the manner described by the provisions of Rule 144(f) under the Securities Act.
“Purchase Price” means, for purposes of the purchase of Securities Subject to the Offer under Sections 2(b), 2.2, 2.3, 2.4, or 2.5, and Common Stock purchased by a Divorced Holder or a Surviving Holder under Sections 2(b) or 2.2, an amount equal to the Fair Market Value of the Common Stock as of the date of such purchase.
“Qualified Public Offering” means an underwritten public offering of Common Stock by the Company (or any of its direct or indirect parent entities, any of its Subsidiaries or any successor thereof) pursuant to an effective Registration Statement filed by the Company with the Securities and Exchange Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act, pursuant to which the aggregate offering price of the Common Stock sold in such offering is at least $100,000,000 and pursuant to which the Common Stock shall be listed on a U.S. nationally-recognized exchange or an internationally-recognized securities exchange (or on NASDAQ or a similar quotation system).
“Receipt Notice” has the meaning ascribed to such term in Section 3.3.
“Redeemed Holder” has the meaning ascribed to such term in Section 9.2.
“Redeemed Securities” has the meaning ascribed to such term in Section 9.2.
“Registrable Securities” has the meaning ascribed to such term in Section 10.10(a).
“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Securities and Exchange Commission under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and material incorporated by reference in such registration statement.
“Related Parties” has the meaning ascribed to such term in Section 15.20.
“Reorganization” has the meaning ascribed to such term in Section 13.2.
“Repurchase Notice” has the meaning ascribed to such term in Section 9.2.
“Repurchase Right” has the meaning ascribed to such term in Section 9.2.
“Repurchase Termination Date” has the meaning ascribed to such term in Section Error! Reference source not found..
“securities” shall mean, with respect to any Person, all equity interests of such Person, all securities convertible into, exercisable or exchangeable for equity interests of such Person, and all options, warrants, and other rights to purchase or otherwise acquire from such Person equity interests, including any equity appreciation or similar rights, contractual or otherwise.
“Securities Act” means the Securities Act of 1933.
“Securities Subject to the Offer” means: (a) with respect to an Offer required under Section 2(b), all Common Stock transferred to or retained by or vested in the Divorced Spouse (defined therein) and not elected to be purchased by the Divorced Holder (as defined therein) within the time limits specified in that section, and no others, (b) with respect to an Offer required under Section 2.2, all Common Stock vesting in or transferable to any heir or legatee of the deceased spouse other than the Surviving Holder (as defined in that Section) and not elected to be purchased by the Surviving Holder within the time limits specified in that Section, and no others and (c) all Common Stock held by a Holder (other than Common Stock owned by the Apollo Funds, AP VIII Prime Security or any other Person that is affiliated with Apollo) required to make an Offer under Sections 2.3, 2.4, 2.5 and 2.6, as applicable.
“Subject Party” means (a) with respect to any Holder that is or was an employee, officer, consultant or director of the Company or its Subsidiaries, such employee, officer, consultant or director and (b) with respect to any Holder that is not and was not an employee, officer, consultant or director of the Company or any of its Subsidiaries, the current or former employee, officer, consultant or director of the Company or its Subsidiaries with respect to whom such Holder received Common Stock in accordance with and subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, in no event shall the Apollo Funds, the Koch Equityholder, AP VIII Prime Security, any TopCo Parent Director or any of their respective Affiliates be deemed a Subject Party for purposes of this Agreement.
“Subsidiary” means each Person in which another Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than fifty percent (50%) in voting power of the outstanding capital stock or other equity interests.
“Surviving Holder” has the meaning ascribed to such term in Section 2.2.
“Termination of Relationship” means (a) if the Subject Party is an employee of the Company or any Subsidiary, the termination of the Subject Party’s employment relationship with the Company or such Subsidiary for any reason, (b) if the Subject Party is a consultant or other independent contractor to the Company or any Subsidiary, the termination of the Subject Party’s consulting or independent contractor relationship with the Company or such Subsidiary for any reason, and (c) if the Subject Party serves as a member of the board of directors (or equivalent governing body) or as a director of any Subsidiary or Affiliate of the Company and is not an employee thereof, the termination of such service for any reason; provided, that there shall be no “Termination of Relationship” in situations where the Subject Party, in agreement with the Company or its Subsidiaries, around the same time enters into a new employment or service agreement with the Company or any of its Subsidiaries or takes up a director mandate in the Company or any of its Subsidiaries or continues another existing employment or service agreement or director mandate with/in the Company or any of its Subsidiaries.
“TopCo Parent” means has the meaning ascribed to such term in the preamble.
“TopCo Parent Agreement” means the Fourth Amended and Restated Limited Partnership Agreement of TopCo Parent, dated as of the date hereof, by and among TopCo Parent, Prime Security Services TopCo Parent GP, LLC, as general partner, the limited partners as listed from time to time in the ledge maintained by TopCo Parent, and the warrantholders as listed from time to time in the ledger maintained by TopCo Parent, as the same may be amended, restated and/or modified from time to time.
“TopCo Parent Director” means any director of the Company or its Subsidiaries who is also a general partner, partner, managing director, manager, officer, director or principal of TopCo Parent or any Affiliate of TopCo Parent (including TopCo Parent GP).
“TopCo Parent GP” means Prime Security Services TopCo Parent GP, LLC, a Delaware limited liability company.
“Underwriters Lock-Up Period” has the meaning ascribed to such term in Section 15.17.
“Underwritten Offering” has the meaning ascribed to such term in Section 10.10(f).
Section 2.     General Rule.
(a)     Without limiting Section 7, except as expressly permitted by the terms and subject to the conditions of Sections 2, 3, 5, 9 and 10, no Holder shall make any Disposition, directly or indirectly, whether by merger, consolidation or otherwise, through an Affiliate or otherwise, except for (i) Permitted Dispositions made in accordance with Section 5.1, and (ii) Dispositions approved by the Board (it being agreed that, for the avoidance of doubt, the Board shall have no duty or obligation whatsoever to approve any Disposition). The preceding sentence shall apply with respect to all Common Stock held directly or indirectly at any time by a Holder (including to all Common Stock acquired upon the exercise of any Award), regardless of the manner in which such Holder initially acquired Common Stock. Any attempt to effect a Disposition, directly or indirectly, not in compliance with this Agreement shall be null and void ab initio and neither the Company nor any transfer agent shall register or otherwise give any effect in the Company’s stock records to such attempted Disposition. In the case of a Disposition or attempted Disposition contrary to the provisions of this Agreement, the parties engaged or attempting to engage in such Disposition shall indemnify and hold harmless the Company and each of the other Holders from all losses that such indemnified person may incur (including any legal fees and expenses) in enforcing the provisions of this Agreement. In the event of a conflict between any provision of this Section 2 and Section 9, the terms of Section 9 shall control. For the avoidance of doubt, offers pursuant to Sections 2(b), 2.2, 2.3, 2.4, 2.5 and 2.6 are subject in all respects to the provisions of Section 3.
(b)     In furtherance, and not in limitation, of Section 2(a), no Disposition by a Holder shall become effective (i) unless prior written notice thereof has been delivered to the Board and the Board has consented to such Disposition (which, solely in the case of Permitted Dispositions made in accordance with Section 5.1), shall not be unreasonably withheld, delayed or conditioned, (ii) unless such Disposition complies in all respects with this Agreement, and (iii) until the transferee complies with the provisions of Section 6.1.
(c)     Notwithstanding anything to the contrary set forth herein, no Disposition by TopCo Parent is or shall be restricted pursuant to this Agreement.
2.1     Divorce of Holder.
If the marital relationship of a Holder is terminated by divorce, and pursuant to such divorce, or any property settlement in connection with such divorce, Common Stock, previously registered in the name of such Holder (the “Divorced Holder”) are transferred to, or a community property interest or similar marital property interest is retained by or vested in, the spouse of the Divorced Holder (the “Divorced Spouse”), the Divorced Holder shall promptly notify the Company of such event. The Divorced Holder shall have the option to purchase all or any portion of the Divorced Holder’s shares of Common Stock, that have been transferred to or which are retained by or vested in the Divorced Spouse by virtue of the divorce decree, property settlement, or by operation of the community property or similar marital property laws for an amount equal to the Purchase Price, and the Divorced Spouse shall be obligated to sell such Common Stock, to the Divorced Holder for such Purchase Price. Such option must be exercised, and the purchase consummated, within sixty (60) days after the Common Stock is transferred to or otherwise vested in or allowed to be retained by the Divorced Spouse. The option shall be exercised by the giving of written notice of exercise to the Divorced Spouse. The Divorced Holder shall, within five (5) Business Days after the expiration of such sixty (60) day period, deliver written notice to the Company as to whether the Divorced Holder has purchased all or a portion of the Common Stock so transferred to or otherwise vested in or retained by the Divorced Spouse. In the event such written notice states that the Divorced Holder has not purchased all such Common Stock, or no such notice is delivered to the Company within the time required, the Divorced Spouse shall be deemed to have made an irrevocable offer (the “Offer”) of all such remaining Common Stock to the Eligible Offerees for an amount per share equal to the Purchase Price, and the Company shall (and is hereby authorized by the Holders and their respective spouses to), within five (5) Business Days after (a) the receipt of such notice, if delivered within the time required or (b) if such notice is not delivered within the time required, the receipt by the Company of evidence, satisfactory to it that the Divorced Holder did not exercise its option to purchase all or a portion of such Common Stock within such sixty (60) day period, deliver written notice of the Offer to the Eligible Offerees stating all such Common Stock are Securities Subject to the Offer pursuant to this Section 2(b), and the date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company.
2.2     Death of Spouse.
If the spouse of a Holder dies, and all or any portion of the Common Stock registered in the name of such Holder (the “Surviving Holder”) vests in or is transferable to any heir or legatee other than the Surviving Holder, the Surviving Holder shall promptly notify the Company of such event. The Surviving Holder shall have the option to purchase all of the Common Stock vesting in or transferable to such heir or legatee for an amount equal to the Purchase Price, and such heir or legatee and the estate of the deceased spouse shall be obligated to sell such Common Stock to the Surviving Holder for such Purchase Price. Such option must be exercised, and the purchase consummated, within one hundred fifty (150) days after the last to occur of (a) the entry of an order of a probate, notary public or similar court (having jurisdiction over the estate of the deceased spouse) (i) admitting to probate the will of the deceased spouse or (ii) determining the heirs of the deceased spouse if the deceased spouse is determined to have died intestate or (b) the appointment of the executor, administrator or legal representative of the estate of the deceased spouse. The option shall be exercised by the giving of written notice of exercise to the executor, administrator or legal representative of the deceased spouse’s estate. The Surviving Holder shall, within five (5) days after the expiration of such one hundred fifty (150) day period, deliver written notice to the Company as to whether the Surviving Holder has purchased all of the Common Stock vesting in or transferable to any such heir or legatee. In the event such written notice states that the Surviving Holder has not purchased all such Common Stock, or no such notice is delivered to the Company within the time required, all such heirs and legatees shall be deemed to have made an irrevocable Offer (the “Offer”) of such remaining Common Stock to the Eligible Offerees for an amount per share equal to the Purchase Price, and the Company shall (and is hereby authorized by the Holders and their respective spouses, heirs and legatees to), within five (5) Business Days after (x) the receipt of such notice, if delivered within the time required or (y) if such notice is not given within the time required, the receipt by the Company of evidence satisfactory to it that the Surviving Holder did not exercise its option to repurchase such remaining Common Stock within such one hundred fifty (150) day period, deliver written notice of the Offer to the Eligible Offerees stating that all such Common Stock are Securities Subject to the Offer pursuant to this Section 2.2, and the date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company.

2.3	Bankruptcy.
If any of the following events occurs:
(a)     Any Holder shall (i) voluntarily be adjudicated as bankrupt or insolvent, (ii) consent to or not contest the appointment of a receiver or trustee for himself, herself or itself for all or any part of his, her or its property, (iii) file a petition seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or any other competent jurisdiction or (iv) make a general assignment for the benefit of his, her or its creditors; or
(b)     If (i) a petition is filed against a Holder seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction or (ii) a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for a Holder, or for any part of his, her or its property, and such petition, order, judgment or decree shall not be and remain discharged or stayed within a period of sixty (60) days after its entry;
then any such event shall be deemed an irrevocable “Offer” to sell such Common Stock to the Eligible Offerees for an amount per share equal to the Purchase Price, and such Holder shall within five (5) Business Days from such event notify the Company in writing of such event, and the Company shall, within five (5) Business Days from receipt thereof (or, if no such notice is delivered to the Company by the Holder, within five (5) Business Days from the Company’s receipt of evidence, satisfactory to it, of any of the foregoing events), deliver written notice of the Offer to the Eligible Offerees stating that all of the Common Stock registered in the name of such Holder are Securities Subject to the Offer pursuant to this Section 2.3. The date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company.
2.4     Death of Holder.
If a Holder dies and the Common Stock previously registered under the name of such Holder vests in or is transferable to any of the Holder’s heirs or legatees, then such heir or legatee (or its representative) shall within five (5) Business Days from such event notify the Company in writing thereof, and shall have the option of becoming a Holder under this Agreement by notifying the Company of its intention to retain all or a portion of such Common Stock and completing and executing an Adoption Agreement as referred to in Section 6.1, executing any required joinder and otherwise complying with the requirements set forth herein. In the event such written notice states that the heir or legatee does not intend to retain all of the Common Stock, or no such notice is delivered to the Company within the time required, all such heirs and legatees shall be deemed to have made an irrevocable “Offer” of such Common Stock to the Eligible Offerees for an amount per share equal to the Purchase Price, and the Company shall, within five (5) Business Days from receipt of such notice (or if no such notice is delivered to the Company, within five (5) Business Days from the Company’s receipt of evidence satisfactory to it, of any of the foregoing events) of such Offer deliver a written notice of the Offer to the Eligible Offerees stating that all such Common Stock are Securities Subject to the Offer pursuant to this Section 2.4. The date of such Offer shall be deemed to be the date on which such written notice is so delivered by the Company.
2.5     Indirect Transaction.
In the event of a transaction involving a change of ownership interest or voting power of a Holder which avoids or has the effect of avoiding the restrictions on Dispositions provided in this Section 2, such transaction shall be deemed a Disposition by such Holder and an irrevocable “Offer,” and such Holder (“Offeror”) shall promptly notify the Company of such event and Offer, by written notice to the Company, to sell all Securities Subject to the Offer to the Eligible Offerees for an amount per share equal to the Purchase Price. Offers under this Section 2.5 shall (a) be in writing, (b) be irrevocable for so long as any Eligible Offeree has the right to purchase any Securities Subject to the Offer, (c) be sent by the Offeror to the Company and (d) contain a description of the proposed transaction and change of ownership interest or voting power. The Company shall, within five (5) Business Days from receipt thereof (or, if no such written notice is delivered to the Company by the Holder, within five (5) Business Days from the Company’s receipt of evidence, satisfactory to it, of such a Disposition by the Offeror), deliver written notice of the Offer to the Eligible Offerees stating that all Common Stock registered in the name of such Holder are Securities Subject to the Offer Pursuant to this

Section 2.5. The date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company.

2.6	Right of First Refusal.
In the event that a Holder shall have received a bona fide offer or offers from a third-party or parties to purchase any portion of the Common Stock held by such Holder, and the Disposition shall have received the prior written consent of the Company in accordance with this Section 2, prior to selling any Common Stock to the third-party or parties, such Holder shall promptly deliver to the Company in writing a notice of the proposed transaction (the “Offer”) setting forth in reasonable detail (a) a description of the proposed transaction and proposed purchaser, (b) the number of Securities Subject to the Offer and the form and amount of consideration therefor and (c) any and all other material terms and conditions of the Offer. The Company shall, within five (5) Business Days from receipt thereof, deliver written notice of the Offer to the Eligible Offerees stating the terms and conditions of such Offer, including the number of shares of Common Stock that are Securities Subject to the Offer pursuant to this Section 2.6, and the date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company. Upon receipt of such Offer, the Eligible Offerees shall have the right to elect to purchase the Securities Subject to the Offer in accordance with the provisions of Section 3.
Section 3.     Procedures; Price.
3.1     Eligible Offerees.
The Eligible Offerees shall have the right, for sixty (60) days following the date of an Offer, to accept the Offer as to all or any Securities Subject to the Offer. The Eligible Offerees that accept the Offer shall agree in advance on the allocation of the Securities Subject to the Offer among the accepting Eligible Offerees. If the Company shall not have sufficient funds available to permit it lawfully to purchase Securities Subject to the Offer which the Company has accepted in whole or in part, the Holders shall, promptly upon the request of the Company, take such action to vote their respective shares to reduce the stated capital of the Company to the extent permitted by law or to authorize such other steps as may be appropriate or necessary in order to enable the Company, if possible, lawfully to purchase such Securities Subject to the Offer.
3.2     Certain Effects of Offers.
Subject to the terms and conditions of Section 6.2, unless otherwise waived by the Board in its sole discretion, all Common Stock transferred by a Holder in accordance with the terms and subject to the conditions of this Agreement and any other agreement imposing restrictions on transfer and ownership to which such Holder is a party from time to time to any third party or to any Eligible Offeree (other than (x) a transferee described in Section 5.1(a), (c), (d) and/or (e) or (y) the Company or any of its Affiliates), and all Securities Subject to the Offer under Sections 2(b) through 2.6 (unless acquired by the Company, nt or any of its Affiliates), shall remain subject to the terms and conditions of this Agreement.
3.3     Acceptance; Closing.
If an Eligible Offeree (other than the Company) accepts an Offer as to all or any portion of the Securities Subject to the Offer, it shall evidence its acceptance by delivering to the

Company a written notice of intent to purchase such Securities Subject to the Offer. The Company shall, in turn, promptly notify in writing any Holder or any other party required to sell Securities Subject to the Offer of the receipt of such notices (“Receipt Notice”). The Company shall accept an Offer as to the Securities Subject to the Offer by promptly notifying the Holder or any other party required to sell Securities Subject to the Offer of such acceptance, and such notice by the Company shall be deemed a Receipt Notice. The closing of the acquisitions of Securities Subject to the Offer by Eligible Offerees shall be consummated within ninety (90) days following the delivery of the Receipt Notice. In the case of all acquisitions of Securities Subject to the Offer by Eligible Offerees such acquisitions shall be consummated at a closing held at the principal offices of the Company (unless otherwise mutually agreed), at which time the Purchase Price shall be delivered to the transferor of the Common Stock or the transferor’s representative, and the transferor or the transferor’s representative shall deliver to the Eligible Offerees purchasing such shares the certificates representing the Securities Subject to the Offer so purchased, duly endorsed for transfer or accompanied by duly executed stock powers or assignment forms, or in the event any such certificates are alleged to have been lost, stolen or destroyed, an affidavit of lost, stolen or destroyed certificates to be delivered to the Company in a form reasonably satisfactory to the Company (including, if so requested, a bond in customary amount), and evidence of good title to the Securities Subject to the Offer so purchased and the absence of liens, encumbrances and adverse claims with respect thereto and such other matters as are deemed necessary by the Company for the proper transfer of the Securities Subject to the Offer so purchased to the acquiring Eligible Offerees on the books of the Company.
3.4     Form of Payment.
The Purchase Price for all Securities Subject to the Offer pursuant to an Offer made under Sections 2(b) through 2.6, as applicable, shall be paid in cash in immediately available funds. Notwithstanding anything to the contrary, for the avoidance of doubt, Common Stock purchased by Eligible Offerees shall be purchased for an amount equal to the Purchase Price.
Section 4.     Certain Dispositions.
4.1     Loan and Other Agreements; Certain Restrictions.
(a)     Notwithstanding anything in this Agreement to the contrary, without limitation and in furtherance of the general restriction on Dispositions in Section 2, no Holder shall make any Disposition (including a Disposition pursuant to Section 2, 4 or 5 (other than pursuant to Section 5.1(a)) that, in the Company’s sole judgement, would cause a breach or default or acceleration of payments under any loan agreement, note, indenture or other agreement or instrument to which the Company and/or its Affiliates are a party and under which the indebtedness or liability of the Company and/or its Affiliates exceeds $2,000,000 (“Material Agreement”), unless the Board approves the transfer in writing in advance of such Disposition. Therefore, each Holder desiring or required to make a Disposition shall, prior to attempting to effect any such Disposition, (i) give written notice (“Notice”) to the Board and the Company describing the proposed Disposition and the proposed transferee in sufficient detail, setting forth the number of shares of Common Stock as to which such Holder desires to make a Disposition; and (ii) provide such other information concerning the proposed Disposition as the Board or the Company requests. If, in the Board’s judgment, the proposed Disposition would cause a breach or default or acceleration of payments under any Material Agreement, then such Disposition may not be made, and any attempted Disposition shall be null and void ab initio and of no force and effect. If the Board approves such Disposition and any shares of Common Stock with respect to which approval has been given are not actually transferred within the relevant time period provided in the applicable provisions of this Agreement, then all of the provisions of this Agreement shall apply to any subsequent transaction affecting such Common Stock (except as expressly excluded by the other terms of this Agreement). Additionally, all Common Stock transferred (whether to a third-party or any Holder) pursuant to a Disposition complying with the terms of this Section 4 (other than a Disposition to (x) a transferee described in Section 5.1(a), (c), (d) and/or (e) or (y) the Company, TopCo Parent or their respective Affiliates) shall remain subject to the terms and conditions of this Agreement, and no Disposition may be effected unless and until the transferee has in accordance with the terms and conditions of this Agreement, agreed to be bound by the terms and conditions of this Agreement, including by executing any required joinder and an Adoption Agreement.
(b)     Notwithstanding anything in this Agreement to the contrary, without the Board’s prior written consent, no Holder shall make any Disposition (including a Disposition pursuant to Section 2, 4 or 5 (other than pursuant to Section 5.1(a)) to any Person that, in the judgement of the Board, (i) is an actual or known potential competitor of the Company or any of its Affiliates, (ii) is known to be adverse, or to have interests adverse, to the interests of the Company or any of its Affiliates as a result of a current or former litigation, arbitration, dispute or claim (each of clauses (i) and (ii), a “Competitor”) or (iii) is known to hold (directly or indirectly) more than a five percent (5%) ownership interest in any Competitor.
Section 5.     Permitted Dispositions; Pledges; Voting Trusts.
5.1     Permitted Dispositions.
The following Dispositions shall be permitted without compliance with the provisions of Section 2 through 4 (each a “Permitted Disposition”):
(a)     by any Holder, in the case of Common Stock, with respect to a Public Sale in connection with the exercise of Piggy-Back Registration Rights in accordance with Section 10;
(b)     by any Holder who is an individual or a trust, a Disposition (i) to a trust or estate planning-related entity for estate planning purposes, (ii) to an Affiliate of such Holder controlled by such Holder (or by such Holder’s grantor) or (iii) in the case of such Holder’s (or in the case of a trust, the grantor’s) death, by will, the laws of intestate succession or in accordance with the applicable trust instrument to executors, administrators, testamentary trustees, legatees or beneficiaries of such Holder;
(c)     any Disposition to the Company;

(d)     (i) any Disposition by TopCo Parent to (x) one or more of its Affiliates or (y) any one, certain of or all current or prospective members, partners or other direct or indirect equity holders (as applicable) of AP VIII Prime Security (or one or more Affiliates of any such member(s), partner(s) or other direct or indirect equity holders(s) (as applicable)) or other direct or indirect holders of securities of TopCo Parent, (ii) any direct or indirect issuance of securities of TopCo Parent, (iii) any direct or indirect issuance of Common Stock to TopCo Parent, or (iv) any “Permitted Transfer” (as defined in the TopCo Parent Agreement); and
(e)     by any Holder during such Holder’s lifetime to such Holder’s Affiliates; provided that the Board has first provided its written consent to such Disposition;
provided, however, that, unless otherwise waived by the Board in its sole discretion, as a condition to any such Permitted Disposition, any Person (including such Person’s spouse, if any), other than
(x) the Company, TopCo Parent, AP VIII Prime Security or their respective Affiliates, (y) any Person to whom TopCo Parent, AP VIII Prime Security or their respective Affiliates has Disposed of Common Stock or (z) any other transferee or recipient of securities described in clauses (a), (c), (d) and/or (e) of this Section 5.1, so acquiring such Common Stock from a Holder shall be required to become a party to and be bound by this Agreement, shall be required to subject the Common Stock acquired by such Person to the provisions of this Agreement, and thereafter any such Person shall be deemed a “Holder” for the purposes of this Agreement.
5.2     Pledges, etc.
(a)     Unless approved by the Board, no Holder shall pledge or grant any lien or encumbrance over, any Common Stock held by it, unless such pledge, lien or encumbrance is made by such Holder to the Company.
(b)     A breach by any Holder of the covenants contained in this Section 5.2 shall not relieve or waive the obligations of all other Holders to comply with such covenants.
5.3     Voting Trusts, etc.
No Holder shall grant any proxy or enter into or agree to be bound by any voting trust, voting agreement or other obligation with respect to any Common Stock or enter into any agreements or arrangements of any kind with any Person with respect to any Common Stock that are inconsistent with or that could reasonably be expected to be inconsistent with the provisions of this Agreement, including agreements or arrangements with respect to the acquisition, Disposition, ownership or voting (if applicable) of any Common Stock, nor shall any Holder act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, Disposition or voting (if applicable) of any Common Stock in any manner which is inconsistent with or that could reasonably be expected to be inconsistent with the provisions of this Agreement.
Section 6.     Conditions; Additional Parties.
6.1     Conditions to Permitted Transfers.

Unless otherwise waived by the Board in its sole discretion, as a condition to the Company’s obligation to effect a Disposition permitted by this Agreement on the books and records of the Company, any transferee of Common Stock (other than (x) a transferee described in Section 5.1(a), (c), (d) and/or (e) or (y) the Company, TopCo Parent or their respective Affiliates) shall be required to (a) become a party to this Agreement by executing an Adoption Agreement in substantially the form of Exhibit A (or in such other form that is satisfactory to the Board) (an “Adoption Agreement”), (b) if such transferee is a natural person, cause his or her spouse (and any subsequent spouse), to execute and deliver a Spousal Consent or, if unmarried, to personally execute and deliver a Spousal Consent, in each case substantially in the form of Exhibit C attached hereto or in a form otherwise satisfactory to the Board and (c) execute such further documents as may be necessary, in the sole judgement of the Board.
6.2     Additional Parties.
(a)     Unless otherwise waived by the Board in its sole discretion, any Person which acquires any Common Stock subsequent to the execution of this Agreement (other than (x) a transferee described in Section 5.1(a), (c), (d) and/or
(e) or (y) the Company, TopCo Parent or their respective Affiliates) shall become a party to this Agreement upon executing (together with such Person’s spouse, if any) an Adoption Agreement in substantially the form of Exhibit A (or in such other form that is satisfactory to the Board) and such further documents as may be necessary, in the sole judgement of the Board.
(b)     Unless otherwise waived by the Board in its sole discretion, in the event that any Person acquires Common Stock from (i) a Holder or any of its Affiliates or a member of such Holder’s Group or (ii) any direct or indirect transferee of a Holder, including pursuant to any Disposition contemplated by Section 5.1 of this Agreement (other than Section 5.1(a)), such Person shall be subject to any and all obligations and restrictions of the Holder (for whom the shares of Common Stock were purchased) hereunder, as if such Person was such Holder named herein, including the obligation to make an Offer to Eligible Offerees pursuant to Section 2.4 upon the death of the Holder (from whom the shares of Common Stock were purchased). Additionally, whenever a Holder makes a transfer of Common Stock, including pursuant to any Disposition contemplated by Section 5.1 of this Agreement (other than Section 5.1(a)), unless otherwise waived by the Board in its sole discretion, such shares shall contain a legend so as to inform any transferee that such shares were held originally by a Holder and are subject to repurchase upon the death of such Holder. Such legend shall not be placed on any shares of Common Stock acquired from a Holder by the Company, TopCo Parent, AP VIII Prime Security, the Apollo Funds or any of their respective Affiliates.
Section 7.     Restriction on Transfer.
7.1     Each Holder acknowledges that its Common Stock has not been registered under the Securities Act and as such its Common Stock may not be transferred except pursuant to an effective Registration Statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Holder agrees that it will not make any Disposition at any time if such action would or would be likely to (a) constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of Common Stock under any such laws or a breach of any undertaking or agreement of such Holder entered into pursuant to such laws or in connection with obtaining an exemption thereunder, (b) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940 or (c) be a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code or cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.
7.2     To the extent certificated, each certificate representing Common Stock (if any) or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing Common Stock shall (unless otherwise permitted by the provisions of Section 7.4 below) be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE ACT IS SUBJECT TO THE COMPANY’S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN AMENDED AND RESTATED MANAGEMENT INVESTOR RIGHTS AGREEMENT, DATED AS OF JANUARY [●], 2018, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), AND THE OTHER PARTIES NAMED THEREIN, AS THE SAME MAY BE AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME. THE TERMS OF SUCH AMENDED AND RESTATED MANAGEMENT INVESTOR RIGHTS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON

TRANSFER AND OWNERSHIP OF THE SECURITIES REPRESENTED HEREBY. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
7.3     Each Holder by acceptance thereof agrees, prior to any Disposition, to give written notice to the Company of such Holder’s intention to effect such Disposition and to comply in all other respects with the terms and conditions of this Agreement. Each such notice shall describe the manner and circumstances of the proposed Disposition. Upon request by the Company, the Holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for such Holder, stating that in the opinion of such counsel (which opinion and counsel shall be satisfactory to the Company) such proposed Disposition of shares by such Holder does not involve a transaction requiring registration or qualification of such shares under the Securities Act. Such Holder shall be entitled to transfer such shares in accordance with the terms of the notice delivered to the Company only and to the extent that the Board consents in writing in advance of such transfer, except as permitted pursuant to Section 5.1. Each certificate or other instrument evidencing the securities issued upon the transfer of any Common Stock shall bear the legend set forth in Section 7.2 above unless (a) in such opinion of counsel to the Holder of such shares (which opinion and counsel shall be acceptable to the Company) registration of any future transfer is not required by the applicable provisions of the Securities Act or (b) the Company shall have waived the requirement of such legends.
7.4     Notwithstanding the foregoing provisions of this Section 7, the restrictions imposed by this Section upon the transfer and ownership of any Common Stock shall cease and terminate when (a) any such shares are sold or otherwise disposed of (i) pursuant to an effective Registration Statement under the Securities Act or (ii) in a transaction contemplated by Section 7.3 above which does not require that the shares so transferred bear the legend set forth in Section 7.2 hereof or (b) the holder of such shares has met the requirements for transfer of such shares under Rule 144 under the Securities Act (subject to the delivery of opinions as set forth above).
Section 8.     Notices.
In the event a notice or other document is required to be sent hereunder to the Company, TopCo Parent or to any Holder or the spouse or legal representative of a Holder, such notice or other document, if sent by mail, shall be sent by registered mail, return receipt requested (and by air mail in the event the addressee is not in the continental United States), to the party entitled to receive such notice or other document at the address set forth on Annex I hereto. Any such notice shall be effective and deemed received three (3) days after proper deposit in the mails, but actual notice shall be effective however and whenever received. The Company, TopCo Parent or any Holder or spouse or their respective legal representatives may effect a change of address for purposes of this Agreement by giving notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth herein shall be effective for all purposes. Notwithstanding the foregoing, each Holder acknowledges and agrees that any notice required or permitted by this Agreement or under the Certificate of Incorporation, the Bylaws, the Delaware General Corporation Law or other applicable law may be given to such Holder at the electronic mail address set forth on Annex I hereto. Each Holder further agrees to notify the Company of any change to such Holder’s electronic mail address and that the provision of such notice to the Company shall constitute the consent of such Holder to receive notice at such electronic mail address. In the event that the Company is unable to deliver notice to such Holder at the electronic mail address so provided by such Holder, such Holder shall, within two (2) Business Days after a request by the Company, provide the Company with a valid electronic mail address to which such Holder consents to receive notice at such electronic mail address.
Section 9.     Repurchase Rights.
9.1     Except as otherwise agreed by the Company in writing, including pursuant to an applicable award agreement or an employment agreement, following a Subject Party’s Termination of Relationship for any reason, each Award held by such Subject Party that remains unvested pursuant to the terms of the award agreement on the date of notice of such Termination of Relationship shall be automatically forfeited without the need for any further action by any Person, together with the right to receive any payments that would have been payable thereon.
9.2     Following a Subject Party’s Termination of Relationship for any reason, the Company or its designee shall have the right (the “Repurchase Right”), but not the obligation, upon delivery of a written notice (a “Repurchase Notice”) to such Subject Party and any transferee of such Subject Party to whom such Subject Party has transferred Common Stock hereunder (collectively, the “Redeemed Holder”), within one (1) year after the later of (i) such Subject Party’s date of Termination of Relationship and (ii) the date such Subject Party exercises any Award that is vested (but unexercised) on or becomes vested after such Subject Party’s date of Termination of Relationship (the “Repurchase Termination Date”), to repurchase all or any portion of the Redeemed Holder’s shares of Common Stock issued pursuant to an Award (“Award Shares”) that have not been forfeited pursuant to Section 9.1 as of such date of Termination of Relationship (the “Redeemed Securities”).
9.3     If the Company or its designee elects to exercise its Repurchase Right, the repurchase price for Redeemed Securities shall be determined as set forth below:
(a)     If the Subject Party was deemed a Good Leaver, all of the Redeemed Securities may be repurchased for an amount equal to the Fair Market Value of the Common Stock determined as of the date of delivery of the Repurchase Notice; and
(b)     If the Subject Party was deemed a Bad Leaver, then (i) no consideration shall be paid by the Company or its designee to repurchase Redeemed Securities that are unvested Award Shares and (ii) all other Redeemed Securities can be repurchased for the lesser of (x) the price paid by the Subject Party for such Redeemed Securities and (y) an amount equal to the Fair Market Value of the Common Stock as of the date of delivery of the Repurchase Notice.
9.4     The aggregate repurchase price for Redeemed Securities repurchased pursuant to this Section 9 shall be paid in cash in a single lump sum payment at the closing of such repurchase.
9.5     The closing of the purchase of the Redeemed Securities pursuant to this Section 9 shall take place on a date designated by the Company; provided, that the Company may, to the fullest extent permitted by law, defer the closing of the repurchase beyond such date. Notwithstanding anything herein to the contrary, including any deferral of the closing of any repurchase pursuant to this Section 9, the repurchase of the Redeemed Securities shall, to the fullest extent permitted by law, be deemed effective, and the Subject Party shall cease to have any rights with respect thereto (other than the right to receive the repurchase price determined pursuant to Section 9.3) immediately upon delivery of the Repurchase Notice.
9.6     In the event that Redeemed Securities are purchased pursuant to this Section 9, the Redeemed Holder, and such Person’s successors, assigns or representatives, will take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate consummation of such repurchase in a timely manner.
9.7     The Company or its designee purchasing the Redeemed Securities will pay for the Redeemed Securities purchased pursuant to this Section 9 by delivery of a check or wire transfer of funds, in exchange for the delivery by the Redeemed Holder of the certificates representing such Common Stock duly endorsed for transfer to the Company or its designee, as applicable, accompanied by duly executed stock powers or assignment forms, or in the event any such certificates are alleged to have been lost, stolen or destroyed, an affidavit of lost, stolen or destroyed certificates to be delivered to the Company in a form reasonably satisfactory to the Company (including, if so requested, a bond in customary amount), and evidence of good title to the Redeemed Securities so purchased and the absence of liens, encumbrances and adverse claims with respect thereto. The Company shall have the right to record such transfer on its books and records without the consent of the Redeemed Holder. Upon the exercise of the Redemption Right, the Redeemed Holder shall transfer such Redeemed Securities free and clear of all liens and other encumbrances by delivering such instruments of transfer to the Company or its designee, as requested by the Company.
9.8     The Company or its designee purchasing the Redeemed Securities will be entitled to require the Redeemed Holder to provide representations and warranties regarding (w) its power, authority and legal capacity to enter into such repurchase, (x) valid right, title and interest in, and ownership of, the Redeemed Securities, (y) the absence of any liens on the Redeemed Securities, and (z) the absence of any violation, in any material respect, or default under, or acceleration of any material agreement or instrument pursuant to which the Redeemed Holder or the assets of the Redeemed Holder are bound as a result of such repurchase. Should the Company or any of its designees elect to exercise any Repurchase Rights pursuant to this Section 9 regardless of whether the Redeemed Holder delivers any Redeemed Securities in accordance with the terms hereof, the Company may, at its option, upon delivery of the Repurchase Notice, in addition to all other remedies it may have, (1) cancel on its books such Redeemed Securities registered in the name of the Redeemed Holder and (2) issue to the purchaser, in lieu thereof, the same class of securities of the Company registered in the purchaser’s name (or if the Company is the purchaser, cancel such Common Stock), and all of the Redeemed Holder’s right, title and interest in and to the Redeemed Securities shall terminate in all respects.
9.9     Notwithstanding anything to the contrary contained in this Agreement, all purchases of Redeemed Securities by the Company shall be subject to applicable restrictions contained in federal law and the Delaware General Corporation Law and in the Company’s and its respective Subsidiaries’ debt and equity financing agreements. Notwithstanding anything to the contrary contained in this Agreement, if any such restrictions prohibit or otherwise delay the purchase by the Company of Redeemed Securities hereunder which the Company is otherwise entitled or required to make, then the Company shall make such purchases within thirty (30) days of the date that it is permitted to do so under such restrictions.

9.10     Upon receipt of a Redemption Notice, the Redeemed Holder shall be obligated to promptly take all action or actions requested by the Company that are necessary or appropriate to complete the actions required by this Section 9.
Section 10.     Piggy-Back Registration Rights.
10.1     In the event that the Company proposes to register any Registrable Securities under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8, or any successor forms thereto, promulgated under the Securities Act), for the account of TopCo Parent (or the Apollo Funds if such Apollo Funds are direct holders of Common Stock) the Company shall give the Holders written notice (the “Piggy-Back Notice”) of its intention to effect such a registration at least ten (10) days before the anticipated filing date. Subject to Section 10.2, such Holders shall have the right (the “Piggy-Back Registration Right”) to request that the Company use its reasonable best efforts to cause all the Registrable Securities specified in a written request by the Holders and delivered to the Company within ten (10) days after the giving of such Piggy-Back Notice by the Company to be included in such registration on the same terms and conditions as the Registrable Securities otherwise being sold in such registration. The Holders shall be entitled to request to include in such Registration Statement a number of Registrable Securities equal to the product of (x) the aggregate number of shares of Common Stock owned by such Holder as of the date of the Piggy-Back Notice (or at the Company’s option, as of the date such Registration
Statement is filed) and (y) the ratio of (i) the number of shares of Common Stock proposed to be included in such Registration Statement that are owned, directly or indirectly, by the Apollo Funds to (ii) the aggregate number of shares of Common Stock owned, directly or indirectly, by the Apollo Funds that are outstanding as of the date of the Piggy-Back Notice (or at the Company’s option, as of the date such Registration Statement is filed). If at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to proceed with the proposed registration, the Company may at its election give written notice of such determination to the Holders and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration. A Holder shall be permitted to withdraw all or part of its Registrable Securities from a registration pursuant to this Section 10.1 at any time prior to the effectiveness of such Registration Statement except in an underwritten offering where such Holder has previously committed to the underwriters that it would participate in such offering.
10.2     If the registration of which the Company gives notice is for a registered public underwritten offering, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 10. In such event, the right of each of the Holders to registration pursuant to this Section 10 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. The Holders whose Registrable Securities are to be included in such registration shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for the underwritten offering by the Company; provided that such Holder will not be required to make any representations or warranties to the Company or to the underwriters (other than customary representations and warranties regarding such Holder, such Holder’s ownership of Registrable Securities to be sold in such underwritten offering, and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or to the underwriters with respect thereto (other than as provided in Section 10.7). Notwithstanding any other provision of this Section 10, if the managing underwriter or underwriters determine that the inclusion of some or all of the Registrable Securities proposed to be included in the registration and the underwritten offering would adversely affect the successful marketing (including pricing) of the offering, then the Company shall include in such Registration Statement only such number of Registrable Securities as the Company has been advised can be sold in such offering without such adverse effect, to be allocated in the following manner: (i) first, one hundred percent (100%) of the Registrable Securities the Company proposes to sell, (ii) second, the number of Registrable Securities which the Apollo Funds, TopCo Parent and each Holder holding Registrable Securities requested to be included in such offering, pro rata amongst the Apollo Funds, TopCo Parent and each Holder holding Registrable Securities based on the number of Registrable Securities that each of them shall have so requested to be included in such offering, and (iii) third, the number of Registrable Securities requested to be included in such offering by any other Persons, pro rata among such Persons based upon the number of Registrable Securities which all such Persons requested to be included in such offering; provided, that in the event such offering is a Qualified Public Offering and the managing underwriter or underwriters determine that the inclusion of some or all of the Registrable Securities proposed to be included in the registration and the underwritten offering would adversely affect the successful marketing (including pricing) of the offering, then the managing underwriter or underwriters shall include in such Registration Statement only such number of Registrable Securities as the Company has been advised can be sold in such offering without such adverse effect, to be allocated in the discretion of the managing underwriter or underwriters. If any Holder disapproves of the terms of any such underwritten offering, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters prior to the commencement of such underwritten offering. Any Registrable Securities excluded or withdrawn from any such underwritten offering also shall be excluded or withdrawn from the related registration.
10.3     In the event that any Holder requests inclusion in a registration pursuant to this Section 10 in connection with a distribution of Registrable Securities to its partners, members or other equity holders, the registration shall provide for a resale by such partners, members or other equity holders, as applicable, if requested by such Holder; provided, that, in each case, such Holder shall cause its partners, members or other equity holders, as applicable, to be bound by and comply with this Section 10. Each of the Holders holding Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 10. The Company shall afford any Holder holding Registrable Securities included in any registration that, in the judgment of such Holder, might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act) of the Company to participate in the Registration Statement with respect to such registration and to include language in such Registration Statement that, in the reasonable judgment of such Holder and its legal counsel, should be included therein.
10.4     Notwithstanding anything contained herein to the contrary, the Company shall have the right to require the Holders to suspend offers and sales of Registrable Securities included on any Registration Statement filed whenever, and for so long as, in the judgment of the Company either (A) an event has occurred which makes any statement made in such Registration Statement or related prospectus or document incorporated therein or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement or prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (B) it is advisable to suspend use of the Registration Statement and prospectus due to pending corporate developments or public filings with the Securities and Exchange Commission or similar events; provided, however, that the aggregate number of days included in any such suspension period shall not exceed one hundred and eighty (180) days in any twelve (12) month period.
10.5     In connection with any registration of Registrable Securities under the Securities Act (including any registration pursuant to this Section 10) for sale to the public, each Holder agrees (i) not to sell, make any short sale of, grant any option for the purchase of, or otherwise make a Disposition of, any Registrable Securities (in each case, other than as part of such offering) without the prior written consent of the Company during a period designated in writing by the Company to each Holder that shall begin no more than ten (10) days prior to the effectiveness of the Registration Statement under which such public offering shall be made and continuing for no more than ninety (90) days (or one hundred eighty (180) days in the case of the initial public offering) after the effective date of such Registration Statement and (ii) to enter into a “lock-up” agreement on customary terms if requested by the underwriter(s) of such offering; provided, that such agreement shall not restrict the selling of any Registrable Security for more than ninety (90) days (or one hundred eighty (180) days in the case of the initial public offering) after the effective date of such Registration Statement.
10.6     The Company shall pay all expenses in connection with each registration of Registrable Securities requested pursuant to this Section 10 and other expenses incidental to the Company’s performance of, or compliance with, this Section 10; provided, (A)
the Company only shall pay reasonable fees and expenses of one firm of counsel for the Holders whose Registrable Securities are to be included in a registration (which shall be selected by the Holders holding a majority of the Registrable Securities being included in any particular Registration Statement) and (B) that each Holder shall pay its portion of all applicable underwriting fees, discounts and similar charges, if any, relating to the sale of its Registrable Securities included in any Registration Statement pursuant to this Section 10.
10.7     Indemnification.
(a)     To the fullest extent permitted by applicable law, the Company shall indemnify each of the Holders and each of their respective Affiliates, as applicable, each of the foregoing’s respective officers, directors (or Persons in similar positions), members and partners, and each Person controlling each of the Holders and their respective Affiliates within the meaning of the Securities Act or the 1934 Act, with respect to each registration which has been effected pursuant to this Section 10, and each underwriter, if any, and each Person who controls any underwriter within the meaning of the Securities Act or the 1934 Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, including any preliminary or final prospectus contained therein and any amendments or supplements thereto, incident to any such registration; (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the 1934 Act, any state securities or blue sky laws or any rule or regulation thereunder in connection with any such registration, and will reimburse each of the Holders and each of their respective Affiliates, as applicable, each of the foregoing’s respective officers, directors (or Persons in similar positions), members and partners, and each Person controlling each of the Holders and their respective Affiliates, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (y) any untrue statement or omission based upon written information furnished to the Company by any Holder or underwriter and stated to be specifically for use therein or (z) the failure of any Holder or any agent acting on behalf of such Holder to timely deliver a prospectus, except those cases where such failure was a result of the act(s) or failure to act by the Company. The indemnity agreement contained in this Section 10.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.
(b)     To the fullest extent permitted by applicable law, each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected will, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by a Registration Statement and each Person who controls the Company or such underwriter within the meaning of the Securities Act or the 1934 Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, including any preliminary or final prospectus contained therein and any amendments or supplements thereto, made by such Holder; or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, including any preliminary or final prospectus contained therein and any amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds such Holder received by sale of securities as contemplated herein, except in the case of willful fraud by such Holder, and that the indemnity agreement contained in this Section 10.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.
(c)     Each Person entitled to indemnification under this Section 10 (each, a “Securities Indemnified Party”) shall give notice to the Person required to provide indemnification (the “Securities Indemnifying Party”) promptly after such Securities Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Securities Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Securities Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Securities Indemnified Party (whose approval shall not unreasonably be withheld) and the Securities Indemnified Party may participate in such defense at such Person’s expense (unless the Securities Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Securities Indemnifying Party and the Securities Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Securities Indemnifying Party); provided, further, that the failure of any Securities Indemnified Party to give notice as provided herein shall not relieve the Securities Indemnifying Party of its obligations under this Section 10 unless the Securities Indemnifying Party is materially prejudiced thereby in its ability to defend such action. No Securities Indemnifying Party, in the defense of any such claim or litigation shall, except with the written consent of each Securities

Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Securities Indemnified Party of a release from all liability in respect to such claim or litigation. Each Securities Indemnified Party shall furnish such information regarding itself or the claim in question as a Securities Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
(d)     If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to a Securities Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Securities Indemnifying Party, in lieu of indemnifying such Securities Indemnified Party hereunder, shall contribute to the amount paid or payable by such Securities Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Securities Indemnifying Party on the one hand, and of the Securities Indemnified Party on the other, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Securities Indemnifying Party and of the Securities Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Securities Indemnifying Party or by the Securities Indemnified Party and the Persons’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)     Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any Underwritten Offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.
(f)     The foregoing indemnity obligations of the Company and Holders are subject to the condition that, insofar as they relate to any loss, claim, liability or damage arising out of a statement made in or omitted from a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Securities and Exchange Commission at the time the Registration Statement in question becomes effective or the amended prospectus filed with the Securities and Exchange Commission pursuant to Commission Rule 424(b) (the “Final Prospectus”), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder if a copy of the Final Prospectus was furnished to the underwriter or Holder and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.
10.8     TopCo Parent shall cause or shall have caused any of its Subsidiaries engaged in an initial public offering to grant registration rights to the Holders substantially similar to the registration rights granted in this Section 10. This Section 10 will also apply, mutatis mutandis, with respect to any successor to the Company, and TopCo Parent shall cause such entity to afford registration rights (and be subject to such obligations) as are analogous to those set forth in this Section 10.
10.9     The Company shall (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date on which the Company becomes subject to Section 13(a) or Section 15(d) of the 1934 Act; (b) use reasonable efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act, at any time after it has become subject to such reporting requirements; and (c) furnish to any Holder, so long as the Holder owns Registrable Securities, promptly upon request, a written statement by the Company as to the Company’s compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first Registration Statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the 1934 Act (after it has become subject to such reporting requirements) and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.
10.10     Certain Definitions. For purposes of this Section 10:
(a)     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(b)     “Final Prospectus” has the meaning ascribed to such term in Section 10.7(f).
(c)     “Registrable Securities” shall mean (i) Management Shares, (ii) any securities owned by or to be acquired by a Holder in respect of Management Shares in connection with a recapitalization, merger, consolidation, exchange or other reorganization of the Company, (iii) any of the securities described in the preceding clause (ii) acquired pursuant to open market purchases by or that are otherwise held by any Holder; provided, however, that Management Shares shall be deemed to be Registrable Securities only following the date that TopCo Parent has sold Common Stock in registered offerings in exchange for net proceeds at least equal to the amount of the aggregate amount paid by TopCo Parent for all Common Stock purchased by TopCo Parent during the period beginning on the date of the Original Agreement and ending on the date of any such registered offering; and provided, further, that any Registrable Securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (C) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities or blue sky law then in force, (D) such Registrable Securities are eligible to be sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act without volume limitations or (E) such Registrable Securities have ceased to be outstanding; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security. Notwithstanding any other provision of this Section 10.10(a), with respect to any Registration Statement that registers Common Stock, “Registrable Securities” shall only include Common Stock.
(d)     “Securities Indemnified Party” has the meaning ascribed to such term in Section 10.7(c).

(e)     “Securities Indemnifying Party” has the meaning ascribed to such term in Section 10.7(c).
(f)     “Underwritten Offering” means a sale of Common Stock to an underwriter for reoffering to the public.
Section 11.     Reserved.
Section 12.     Confidentiality.
The terms and conditions of this Agreement shall be held confidential by the Holders and no Holder shall disclose to any Person not a party to this Agreement any of the terms or conditions of this Agreement. Each Holder agrees that it will not, directly or indirectly, at any time during or after such time as such Holder is a holder of securities of the Company, use, take commercial or proprietary advantage of or profit from or disclose in any manner whatsoever, in whole or in part, any information (whether or not in written form and whether or not expressly designated as confidential), documents or materials of or concerning TopCo Parent, AP VIII Prime Security, the Koch Equityholder, the Apollo Funds, the Company or any of their respective Affiliates or any of its or their respective former, current or future, direct or indirect, equity holders, controlling persons, general or limited partners, stockholders, members, managers, directors, officers, employees, agents, consultants, affiliates, attorneys, advisors or other representatives received on a confidential basis from the Company or any other Person under or pursuant to this Agreement or any other agreement with the TopCo Parent, AP VIII Prime Security, the Koch Equityholder, the Apollo Funds, the Company or any of their respective Affiliates including financial terms and financial and organizational information contained in any documents, statements, certificates, materials or information furnished, or to be furnished, by or on behalf of TopCo Parent, AP VIII Prime Security, the Koch Equityholder, the Apollo Funds, the Company or any of their respective Affiliates or any other Person in connection with the purchase or ownership of any Common Stock or Awards, except as is required to be disclosed under applicable law or order of any Governmental Entity (provided, that the party required to make such disclosure shall provide the Company with prompt notice of any such disclosure and shall, to the fullest extent permitted by applicable law, limit the extent of such disclosure).
Section 13.     Distributions in Connection with Merger or Qualified Public Offering; Cooperation with Qualified Public Offering Reorganization and SEC Filings.
13.1     In the event of any merger, consolidation, statutory share exchange or other business combination or reorganization of the Company, on the one hand, with any of its Subsidiaries, on the other hand, each Holder shall, to the extent necessary, as determined by TopCo Parent, execute a management investor rights agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, the terms of this Agreement.
13.2     Upon the election of TopCo Parent, each Holder shall enter into a capital reorganization transaction (a “Reorganization”) in which each such Holder will become a member, partner or stock holder and/or option holder of a newly formed holding company (“New Holdco”), which may be a limited liability company, corporation, or limited partnership or similar entity and shall cease to be holders of their Common Stock. The Reorganization may be structured as determined by TopCo Parent, in its sole discretion, as a contribution, merger, consolidation, recapitalization or substantially similar transaction in which each Holder exchanges the Common Stock for substantially similar equity securities of New HoldCo

(collectively, the “New Equity Securities”). The New Equity Securities shall provide each Holder with substantially similar economic and other rights, privileges and restrictions as such Holder had prior to such Reorganization. Upon the occurrence of a Reorganization, either (i) New Holdco shall assume all obligations of the Company under this Agreement and any Awards and all references herein to the Company, its Common Stock and its Awards (or terms of similar import) would be deemed changed mutatis mutandis to reflect the issuance of the New Equity Securities by New HoldCo and their attendant rights, privileges and restrictions and the assumption of this Agreement and any Awards by New HoldCo or (ii) upon the election of TopCo Parent, each Holder and New HoldCo shall enter into a new agreement based on terms that are substantially similar to this Agreement and otherwise that do not affect a Holder in a manner materially adverse and substantially different relative to the other Holders, as determined by TopCo Parent. Each Holder and the Company agree to execute any agreements or other documents in connection with the Reorganization that TopCo Parent deems necessary and proper to consummate the Reorganization.
13.3     In connection with any proposed transaction contemplated by Section 13.1 or Section 13.2, each Holder shall take such actions as may be required and otherwise cooperate in good faith with the Company and TopCo Parent, including taking all actions requested by the Company or TopCo Parent and executing and delivering all agreements, instruments and documents as may be required or desirable to consummate any such proposed transaction.
13.4     Each Holder agrees, following the consummation of an initial public offering of securities of the Company (or any of its direct or indirect parent entities, any of its Subsidiaries or any successor thereof), to take or avoid taking (as applicable) actions that would potentially cause liability to the Company, TopCo Parent, AP VIII Prime Security, the Koch Equityholder, the Apollo Funds or any Affiliate of the foregoing or any Holder under Section 13 or Section 16 of the Exchange Act or the rules and regulations promulgated thereunder. To the extent that the Company, TopCo Parent, the Apollo Funds, the Koch Equityholder or any Affiliate of the foregoing or any Holder determines that it is obligated to make filings under Section 13 or Section 16 of the Exchange Act or the rules and regulations promulgated thereunder, each Holder agrees to cooperate with the Person that determines that it has such a filing obligation, including by promptly providing information required by such Person for any such filing.
Section 14.     Representations and Warranties.
Each Holder hereby makes the representations and warranties set forth on Exhibit B to each of the other parties to this Agreement as of the date such Holder executes this Agreement or an Adoption Agreement, as the case may be, and on any subsequent date on which such Holder may acquire Common Stock.
Section 15.     Miscellaneous Provisions.
15.1     Interpretation of Certain Words. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.
15.2     Binding Effect. This Agreement shall be binding upon the Company, the Holders, any spouses of the Holders, and their respective heirs, executors, administrators and permitted successors and assigns.

15.3     Governing Law; Jurisdiction, Waiver of Jury Trial.
(a)     This Agreement shall be governed by and construed in accordance with the applicable laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the applicable laws of any jurisdiction other than the State of Delaware to be applied.
(b)     Each of the parties hereto irrevocably (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, or in the event (but only in the event) that the Delaware Court of Chancery does not have subject matter jurisdiction over such legal action or proceeding, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court for the District of Delaware also does not have subject matter jurisdiction over such legal action or proceeding, any Delaware state court sitting in New Castle County, in connection with any matter based upon or arising out of this Agreement or the actions of the parties hereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement in any court other than the courts of the State of Delaware, as described above. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth in Annex I and Annex II shall be effective service of process for any suit or proceeding in connection with this Agreement. Each party to this Agreement hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 15.3(b), that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which a party hereto is entitled pursuant to the final judgment of any court having jurisdiction. Each party hereto expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided, that each such party’s consent to jurisdiction and service contained in this Section 15.3(b) is solely for the purpose referred to in this Section 15.3(b) and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.
(c)     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
15.4     Amendment.
(a)     Except as otherwise expressly set forth herein, this Agreement may only be modified or amended, and provisions hereof may be waived, by an instrument in writing duly executed and delivered by TopCo Parent; provided, however, that, any amendment, modification or waiver that, by its terms, would adversely and uniquely affect a Holder relative to other

Holders without similarly affecting all of the Holders shall require the prior written consent of such adversely and uniquely affected Holder. Any waiver of any provision of this Agreement requested by any party hereto must be in writing by the party granting such waiver. Upon obtaining such approvals required by this Agreement and without any further action or execution by any other Person, including any Holder, (x) any amendment, restatement, modification or waiver of this Agreement may be implemented and reflected in a writing executed solely by TopCo Parent, and (y) each of the Holders and any other party to this Agreement shall be deemed a party to and bound by such amendment, restatement, modification or waiver of this Agreement.
(b)     For the avoidance of doubt, in addition to other amendments authorized herein, amendments may be made to this Agreement from time to time by TopCo Parent, without the consent of any of the Holders or any other party to this Agreement: (i) to delete or add any provision of this Agreement required to be so deleted or added by any federal or state official, which addition or deletion is deemed by such official to be for the benefit or protection of the Holders or any other party to this Agreement and (ii) to reflect changes in ownership of Common Stock and/or other securities of the Company, including changes pursuant to Permitted Dispositions.
(c)     If this Agreement is amended solely to reflect the addition or substitution of a Holder or increasing the ownership of a Holder, in accordance with the terms hereof, such amendment to this Agreement shall be sufficient when it is signed by TopCo Parent and by the Person to be substituted or added or who is increasing his, her or its investment in the Company, and, if a Holder is to be substituted, by the assigning Holder, as applicable.
15.5     Termination. This Agreement shall terminate automatically upon: (a) the dissolution of the Company or (b) the consummation of a Control Disposition.
15.6     Dispositions of Common Stock. Any Holder who disposes of all of his, her or its Common Stock and all securities exercisable, or exchangeable for or convertible into, Common Stock in conformity with the terms and conditions of this Agreement shall cease to be a party to this Agreement and shall have no further rights and obligations hereunder.
15.7     Spousal Consent. The spouses of the individual Holders are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests or similar marital property interests in the Common Stock they may now or hereafter own, and agree that the termination of their marital relationship with any Holder for any reason shall not have the effect of removing any Common Stock otherwise subject to this Agreement from the coverage of this Agreement and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement. Furthermore, unless otherwise determined by the Company or TopCo Parent, each individual Holder agrees to cause his or her spouse (and any subsequent spouse) to execute and deliver a Spousal Consent or, if unmarried, to personally execute and deliver a Spousal Consent, in each case substantially in the form of Exhibit C attached hereto or in a form otherwise satisfactory to the Company.
15.8     Treatment of Certain Dispositions. Any Disposition or attempted Disposition in breach of this Agreement shall be void ab initio and of no effect. Notwithstanding anything to the contrary set forth herein, the Company may determine to treat any attempted Disposition in breach of this Agreement as an Offer pursuant to Section 2.6. Additionally, Section 3 shall apply to such attempted Disposition; provided, however, that the time periods set forth in that Section shall begin to run as of the date the Company receives evidence satisfactory to it of such attempted Disposition. In connection with any attempted Disposition in breach of this Agreement, the Company may hold and refuse to transfer any Common Stock or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it, TopCo Parent and/or the Holders. Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).
15.9     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Holder to execute this Agreement does not make it invalid as against any other Holder.
15.10     Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.
15.11     Further Efforts. Each Holder shall do and perform or cause to be done and performed, without further consideration, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as the Company may request in order to carry out the provisions of this Agreement and to consummate of the transactions contemplated hereby.
15.12     Waivers. No course of dealing between the Company, or its Subsidiaries, and the Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
15.13     Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes and cancels all previous and contemporaneous agreements among all or some of the parties hereto, whether written, oral or otherwise. Unless otherwise provided herein, any consent, approval, decision or action of the Company or TopCo Parent, as the case may be, may be given, withheld, taken or omitted by the Company or TopCo Parent, as the case may be, in its sole discretion.
15.14     Third-Party Beneficiaries. Except as otherwise expressly provided for in this Agreement, none of the provisions in this Agreement shall be for the benefit of or enforceable by any Person other than the parties to this Agreement, their respective heirs, executors, administrators, successors and assigns except that (a) each Related Party shall be a third-party beneficiary of Section 15.20 (and any other provision or definition of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision or definition would modify the substance of such Section and definition) and (b) each of the Apollo Funds and AP VIII Prime Security shall be a third-party beneficiary of this Agreement. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.
15.15     Recapitalizations, Splits and Adjustments to Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock as so changed.
15.16     Personal Liability. To the fullest extent permitted by law, no director of the Company or its Subsidiaries shall be personally liable to the Company or any Holder as a result of any acts or omissions taken under this Agreement in good faith.
15.17     Efforts in Support of Registration. Notwithstanding anything to the contrary herein, and except for Dispositions allowed under Section 9, if the Company proposes for any reason to register Common Stock under the Securities Act (including any registration pursuant to Section 10) for sale to the public, each Holder agrees (i) not to sell, make any short sale of, grant any option for the purchase of, or otherwise Transfer, any Registrable Securities (in each case, other than as part of such registration) without the prior written consent of the Company during a period designated in writing by the Company to each Holder that shall begin no more than ten (10) days prior to the effectiveness of the Registration Statement under which such public offering shall be made and continuing for no more than ninety (90) days (or one hundred eighty
(180) days in the case of an initial public offering), in each case, subject to any customary “booster shot” extensions, following the effective date of such Registration Statement and (ii) to enter into a “lock-up” agreement on customary terms if requested by the underwriter(s) of such offering; provided, that such agreement shall not restrict the selling of any Registrable Security for more than ninety (90) days (or one hundred eighty (180) days in the case of an initial public offering), in each case, subject to any customary “booster shot” extensions, after the effective date of such Registration Statement (the “Underwriters Lock-Up Period”).
15.18     Additional Common Stock. In the event additional shares of Common Stock are issued by the Company to a Holder at any time during the term of this Agreement, either directly or upon the exercise, conversion or exchange of securities of the Company exercisable for or convertible or exchangeable into shares of Common Stock, such additional shares of Common Stock shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement.
15.19     Assignment.
(a)     Notwithstanding anything to the contrary contained herein, TopCo Parent may assign its rights or obligations, in whole or in part, under this Agreement to one or more of its Affiliates.

(b)     Notwithstanding anything in this Agreement to the contrary, TopCo Parent shall have the right, at its election and without the consent of any other Person, to assign any or all of its rights or obligations under this Agreement to any Person or Persons to whom TopCo Parent sells or transfers Common Stock. No Holder may, directly or indirectly, assign or transfer (whether in connection with the transfer of Common Stock or otherwise) all or any part of its rights or obligations under this Agreement without the prior written consent of TopCo Parent (which consent may be withheld by TopCo Parent at its sole discretion).
15.20     Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the parties hereto may be partnerships, limited liability companies, corporations or other entities, each Holder covenants, agrees and acknowledges that no recourse or any claims or causes of action (whether in contract, tort or otherwise) under or that may be based upon, arise out of or relate to this Agreement or any documents or instruments delivered by any Person pursuant hereto or the negotiation, execution or performance hereof or thereof (including any representation or warranty made in or in connection with, or as an inducement to enter into this Agreement or such documents and instruments), shall be had against any of the Company’s, TopCo Parent’s, the Apollo Funds’, AP VIII Prime Security’s, the Koch Equityholder’s or any Holder’s or any of the foregoing’s respective Affiliates’ former, current or future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees, consultants, attorneys, advisors, portfolio companies in which any such party or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or any other representative of the Apollo Funds (including any Person negotiating or executing this Agreement on behalf of a party hereto) (each, a “Related Party” and collectively, the “Related Parties”), in each case other than (subject, for the avoidance of doubt, to the provisions of this Agreement, the Certificate of Incorporation and the Bylaws) the Company, TopCo Parent, the Holders or any of their respective assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of the Company, TopCo Parent, the Apollo Funds, AP VIII Prime Security, the Koch Equityholder or any Holder under this Agreement or any documents or instruments delivered by any Person pursuant hereto for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 15.20 shall relieve or otherwise limit the liability of the Company or any Holder, as such, for any breach or violation of its obligations under such agreements, documents or instruments.
15.21     No Partnership Status. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.
15.22     Further Acknowledgements. Each Holder acknowledges and agrees that the restrictions on transfer set forth in this Agreement are reasonable and have been imposed to accomplish legitimate corporate objectives and may adversely affect the proceeds received by such Holder in any sale, transfer or liquidation of any Common Stock, and as a result of such restrictions on transfer and ownership, it may not be possible for the such Holder to liquidate all or any part of such Holder’s interest in Common Stock at the time of such Holder’s choosing, in exigent circumstances or otherwise. Each Holder further acknowledges and agrees that each of the Company, TopCo Parent, AP VIII Prime Security, the Apollo Funds

and their respective Affiliates shall have no liability whatsoever to such Holder arising from, relating to or in connection with the restrictions on transfer of Common Stock or any interest therein as set forth in this Agreement, except to the extent the Company fails to comply in any material respect with its obligations to such Holder pursuant to this Agreement.
15.23     Observance of Securities Law. Notwithstanding anything to the contrary contained herein, no Holder shall exercise any of the rights conferred hereunder in contravention of any securities laws of any applicable jurisdiction.
15.24     Interpretation. The division into sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement and all references in this Agreement to any “article,” “section,” “schedule” or “exhibit” are to the corresponding article, section, schedule or exhibit of or to this Agreement. Unless otherwise specified, terms such as “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” refer to this Agreement as a whole and not merely to any particular provision of this Agreement. For purposes of this Agreement, the words “include,” “includes,” and “including,” and any variation thereof means “including without limitation” when used within and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. The word “or” shall not be exclusive. The word “will” shall be construed to have the same meaning as the word “shall”. The words “to the extent” shall mean the degree to which a subject or other things extends, and such phrase shall not mean simply “if”. All references to currency, monetary values and dollars set forth herein shall, unless otherwise indicated, mean U.S. dollars and all payments hereunder shall be made in U.S. dollars. All references to any period of days are to the relevant number of calendar days unless Business Days are specified. Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day. With respect to the determination of any period of time, “from” means “from and including”. Each party hereto has participated in the drafting of this Agreement, which each such party acknowledges is the result of negotiations among such parties (as sophisticated Persons), and consequently, this Agreement shall be interpreted without reference to any laws to the effect that any ambiguity in a document be construed against the drafter. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. References to agreements and other documents shall be deemed to include all amendments, modifications and supplements thereto. References to acts and statutes shall include the rules and regulations promulgated thereunder, and any reference to any acts, statutes, rules and regulations shall refer to the same as amended from time to time. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Except when the context requires otherwise, any reference in this Agreement to a singular number shall include the plural.
[Remainder of page intentionally left blank.]

This Agreement is executed by the Company, TopCo Parent and by each Holder and spouse of a Holder to be effective as of the date first above written.
COMPANY
ADT INC.

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: Chief Executive Officer

Signature Page to ADT Inc. A&R Management Investor Rights Agreement

TOPCO PARENT
PRIME SECURITY SERVICES TOPCO PARENT, L.P.

By:	Prime Security Services TopCo Parent GP, LLC, its general partner

By:	/s/ Timothy J. Whall
Name: Timothy J. Whall
Title: Chief Executive Officer

Signature Page to ADT Inc. A&R Management Investor Rights Agreement

HOLDERS
See Annex II

EXHIBIT A
Adoption Agreement
This Adoption Agreement (this “Adoption”) is executed pursuant to the terms of the Amended and Restated Management Investor Rights Agreement dated as of January 23, 2018, a copy of which is attached hereto (as the same may be amended, restated and/or modified from time to time, the “Management Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

(1)
Acknowledgement. Transferee acknowledges that Transferee is acquiring certain Common Stock of ADT Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the Management Investor Rights Agreement among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Management Investor Rights Agreement and are used herein with the same meanings set forth therein.

(2)
Agreement. Transferee (i) agrees that the Common Stock acquired by Transferee, and certain other Common Stock and other securities that may be acquired by Transferee in the future, shall be bound by and subject to the terms and conditions of the Management Investor Rights Agreement, pursuant to the terms and conditions thereof and (ii) hereby adopts the Management Investor Rights Agreement with the same force and effect as if he or she were originally a party thereto.

(3)
Notice. Any notice required or permitted by the Management Investor Rights Agreement or under the Certificate of Incorporation, the Bylaws, the Delaware General Corporation Law or other applicable law may be given to Transferee at the address or by means of electronic transmission set forth beside Transferee’s signature below. Transferee further agrees to notify the Company of any change to Transferee’s electronic mail address, and further agrees that the provision of such notice to the Company shall constitute the consent of Transferee to receive notice at such electronic mail address.  In the event that the Company is unable to deliver notice to Transferee at the electronic mail address so provided by Transferee, Transferee shall, within two (2) Business Days after a request by the Company, provide the Company with a valid electronic mail address to which Transferee consents to receive notice at such electronic mail address.

(4)
Joinder. Transferee agrees that, unless otherwise determined by the Company or TopCo Parent, the spouse of Transferee (and any subsequent spouse) shall execute and deliver a Spousal Consent or, if unmarried, personally execute and deliver a Spousal Consent, in each case substantially in the form of Exhibit C attached to the Management Investor Rights Agreement or in a form otherwise satisfactory to the Company.

[Name of Transferee]

Annex I

(i)    If to the Company:

ADT Inc.
c/o Apollo Global Management, LLC
9 West 57th Street
New York, NY 10019
Attention: Marc Becker
Facsimile: 646-607-0546
Email: becker@apollolp.com

with a copy to:
ADT Corporation
1501 Yamato Rd.
Boca Raton, FL 33431
Attention: General Counsel
E-mail: gfinney@adt.com
with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, N.Y. 10019-6064
Attention: Taurie M. Zeitzer, Esq.
E-mail: tzeitzer@paulweiss.com

(ii)    If to TopCo Parent:

Prime Security Services TopCo Parent, L.P.
c/o Apollo Global Management, LLC
9 West 57th Street
New York, NY 10019
Attention: Marc Becker
Facsimile: 646-607-0546
Email: becker@apollolp.com

with a copy to:
ADT Corporation
1501 Yamato Rd.
Boca Raton, FL 33431
Attention: General Counsel
E-mail: gfinney@adt.com

with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, N.Y. 10019-6064
Attention: Taurie M. Zeitzer, Esq.
E-mail: tzeitzer@paulweiss.com

(iii)    If to any Holder, to the address or electronic mail address or other contact information set forth with respect to such Holder in the Company’s records.
* * * * *

Annex II

HOLDER

____________________________
Name:

Address:

E-mail:

EXHIBIT B
Representations and Warranties

1.
Holder has the requisite power and authority, is of legal age and has the requisite legal capacity to execute and deliver the Management Investor Rights Agreement or, as applicable, an Adoption Agreement (each, a “Transaction Document”), to carry out his, her or its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Holder of a Transaction Document, the performance by Holder of his, her or its obligations thereunder and the consummation by Holder of the transactions contemplated thereby have been duly authorized by Holder. The Transaction Document has been duly and validly executed and delivered by Holder and is a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except as the enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally or (b) general principles of equity.

2.
The execution and delivery of a Transaction Document by Holder, the performance by Holder of his, her or its obligations thereunder and the consummation by Holder of the transactions contemplated thereby do not and will not (a) materially violate or materially conflict with any law or governmental order applicable to Holder or any of Holder’s assets or properties or (b) violate or conflict with in any material respect, result in any material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a default) under, any agreement to which Holder is a party or by which any of its assets or properties is bound.

3.	Holder is an “accredited investor” as defined in Rule 501 under the Act.

4.
Holder has such knowledge and experience in financial and business matters that it is capable of utilizing the information made available to Holder to evaluate the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto. Holder is aware that his, her or its purchase of Common Stock is highly speculative and he, she or it is able, without impairing his, her or its financial condition, to hold the Common Stock for an indefinite period of time and to suffer a complete loss of its investment.

5.	The Common Stock is being purchased by Holder for his, her or its own account only for investment and is not being purchased with a view towards their resale or further distribution.

6.
Holder acknowledges that he, she or it is not subscribing for Common Stock as a result of or subsequent to (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the interest or (b) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

7.
No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a “Governmental Entity”), with respect to Holder is required in connection with the execution, delivery or performance by Holder of a Transaction Document or the consummation by Holder of the transactions contemplated by such Transaction Document.

8.
There are no suits, actions, claims, proceedings or investigations pending or, to the knowledge of Holder, threatened against, relating to or involving Holder before any Governmental Entity. Holder is not subject to any judgment, decree, injunction, rule or order of any court.

9.
Holder acknowledges that neither the Company, any of its Affiliates nor any of their respective representatives has rendered any investment advice or securities valuation advice to Holder, and that Holder is neither subscribing for nor acquiring any interest in the Company in reliance upon or with the expectation of, any such advice.

10.
Holder has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of, and other matters pertaining to, this investment, and has had or been given an opportunity to access such financial and other information concerning the Company as it has considered necessary to make a decision to invest in the Company and has availed itself of this opportunity to the full extent desired.

11.
Holder is acquiring the Common Stock in compliance with all applicable laws, rules, regulations and other legal requirements including without limitation the legal requirements of jurisdictions in which such Holder is resident and in which such acquisition is being consummated.

12.	If Holder is a Non-U.S. Person, Holder has not been solicited to purchase and has not and shall not acquire his, her or its Common Stock, directly or indirectly, while present in the United States.

13.	If Holder is a Non-U.S. Person, the Holder shall notify the Company promptly after it ceases to be a Non-U.S. Person.

14.
Holder agrees to deliver to the Company such information as to certain matters under the Act as the Company may request in order to ensure compliance with the Act and the availability of any exemptions thereunder.

15.	All information provided by Holder in connection with the Common Stock is true and correct in all material respects.

16.
Holder acknowledges and agrees that the Company has relied and will rely on the representations and warranties of Holder set forth in this Exhibit B and that all such representations and warranties shall survive the date hereof. Without limiting the foregoing, each Holder agrees to give the Company prompt written notice in the event that any representations of such Holder contained herein ceases to be true at any time following the date hereof.

17.
If any answer provided or background documentation required in connection herewith is found to be false, forged or misleading, Holder understands that the Company may require Holder to fully redeem its shares.

18.	Holder is the sole record and beneficial owner of the Common Stock.

EXHIBIT C
Form of Spousal Consent
Date: [●]
Reference is made to that certain:

(i)	ADT Inc. Amended and Restated Management Investor Rights Agreement, dated and effective as of January [●], 2018 (as amended from time to time, the “Agreement”); and

(ii)	[Title of applicable award agreement] by and between the Company and [full name of Options recipient] (the “Participant”), dated and effective as of [●], 201[●] (the “Award Agreement”).

For Married Participants:

The undersigned, [full name of Holder’s spouse], married to the Participant, both with domicile at [home address], hereby states the following:

1.	that I have full knowledge of the terms and conditions of the Agreement;

2.
that I confirm, acknowledge, approve of and hereby give my irrevocable and unconditional consent to the Participant and the Company in respect of the transfer of all securities of the Company held by the Participant at any time, as well as the exercise of all rights and obligations attached thereto (including pursuant to Sections 2(b), 2.2, 2.3, 2.4 and 15.7) and, under the terms and conditions of the Agreement and/or any other related agreements or documents;

3.
that this Spousal Consent shall be valid and effective upon the signing hereof and I, whether now or in the future, shall accept, agree and ratify all actions taken by the Participant in connection with the above matter;

4.	that this Spousal Consent shall be valid and effective for the transfer of the abovementioned securities of the Company in one or more times; and

5.
that I grant to the Participant all power and authority to, in my behalf and representation, perform all acts and execute, in the terms that my spouse deems appropriate, all agreements, instruments, minutes, communications, endorsements and other documents related to the implementation of the above.

This Spousal Consent is governed by the laws of the State of Delaware.

__________________________
[Spouse of Participant]

For Unmarried Participants:

I am unmarried, and I therefore have full capacity to agree to the investment and the other obligations or determinations undertaken under the Agreement and the Award Agreement. If I marry at a time that I hold securities of the Company or retain any rights in respect of such securities, I hereby undertake to notify the Company of such change in status and to arrange for my spouse to execute and return a Spousal Consent within sixty (60) days after the marriage.

__________________________
[Participant]